Exhibit 32.1 - Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Wm Milton Cox, Chairman and Chief Executive Officer of Gulf Western Petroleum Corporation hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-QSB of Gulf Western Petroleum Corporation for the period ended May 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Gulf Western Petroleum Corporation.

Dated: July 16, 2007
/ s / Wm Milton Cox

Wm Milton Cox
Chairman and Chief Executive Officer
(principal executive officer)